Exhibit 5.2

250 VESEY STREET  •  NEW YORK, NEW YORK  10281.1047

TELEPHONE: +1.212.326.3939 • FACSIMILE: +1.212.755.7306

September 10,
2018

Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, Pennsylvania 15148

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3 Filed by Westinghouse Air Brake Technologies Corporation and the Guarantors

Ladies and Gentlemen:

We have acted as counsel for Westinghouse Air Brake Technologies Corporation, a Delaware corporation (the “Company”) and the guarantors listed on Annex A hereto (collectively, the “New Guarantors”) in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company and the New Guarantors, as applicable, of (i) debt securities of the Company (the “Debt Securities”), in one or more series, and (ii) guarantees of the Company’s obligations under Debt Securities by one or more of the New Guarantors (the “Guarantees” and together with the Debt Securities, the “Securities”), as contemplated by the Company’s Registration Statement on Form S-3 (Registration No. 333-219657), as amended by a Post-Effective Amendment No. 1, to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”).  The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion.  Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.         The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2.         Upon the execution, authentication, issuance, sale and delivery of the Debt Securities, the Guarantees thereof will constitute valid and binding obligations of the New Guarantors.

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Westinghouse Air Brake Technologies Corporation
September 10, 2018

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Boards of Directors or other governing body, as applicable, (or an authorized committee thereof), of the Company and the New Guarantors, the charter documents of the Company and the New Guarantors, as applicable, as well as applicable law; (iv) the Company and the New Guarantors will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company and the New Guarantors to issue, offer and sell the Securities will have been adopted by the Boards of Directors or other governing body, as applicable, (or an authorized committee thereof) of the Company and the New Guarantors and will be in full force and effect at all times at which the Securities are offered or sold by the Company and the New Guarantors; (vi) all Securities will be issued in compliance with applicable federal and state securities laws and (vii) the applicable Indenture (as defined below) pursuant to which the Securities are issued will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company and the New Guarantors.

For purposes of the opinions expressed herein, we have further assumed that: (i) the Debt Securities and related Guarantees will have been issued pursuant to (A) the indenture, dated as of August 8, 2013, by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented (the “Existing Indenture”), or (B) an indenture, in a form approved by us, that has been authorized, executed and delivered by the Company, the guarantors party thereto and the Trustee (the “New Indenture,” and, each of the Existing Indenture and the New Indenture, an “Indenture”) and that the New Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (ii) all terms of the Debt Securities and related Guarantees not provided for in the applicable Indenture will have been established in accordance with the provisions of such Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company, the New Guarantors and the Trustee; and (iii) the Debt Securities and related Guarantees will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

Westinghouse Air Brake Technologies Corporation
September 10, 2018

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the New Guarantors, and others.  The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the laws of the State of New York, the laws of the State of Ohio and the laws of the Commonwealth of Pennsylvania, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

ANNEX A

Name of New Guarantor	State of Incorporation or Organization
RFPC Holding Corp.	Delaware
Schaefer Equipment, Inc.	Ohio
Standard Car Truck Company	Delaware
Wabtec Holding Corp.	Delaware
Wabtec Railway Electronics Holdings, LLC	Delaware
Workhorse Rail, LLC	Pennsylvania